UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

1601 Bryan Street, Suite 2200,

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.                Entry into a Material Definitive Agreement.

On August 21, 2018, NRG Wholesale Generation LP (the “Seller”), a wholly owned indirect subsidiary of GenOn Energy, Inc. (“GenOn”), and GenOn, as guarantor of Seller, entered into an Asset Purchase Agreement (“Purchase Agreement”) with Entergy Mississippi, Inc. (the “Purchaser”). Pursuant to the Purchase Agreement, Purchaser agreed to buy all assets, real property and interests, except as excluded by the Purchase Agreement, owned, used or held by Seller and its affiliates for use primarily in the operation of the Choctaw facility, a combined cycle, natural gas-fueled electrical generation plant with a tested capacity of approximately 810 megawatts (the “Choctaw Facility”). As set forth in the Purchase Agreement, the closing purchase price is $314 million, which amount is subject to adjustment for the value of the inventory of the business and the outcome of performance tests of the facility determined as of the closing date. The economic effective date of the Purchase Agreement will be the closing date.

As previously disclosed, GenOn and certain of its directly and indirectly owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtor’s Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). The closing of the transactions contemplated by the Purchase Agreement is subject to the Bankruptcy Court entering a final order approving modification of the Plan and confirming that the Purchase Agreement constitutes a third party sale transaction for purposes of, and is entitled to the benefits and protections of, the Plan and Confirmation Order (the “Final Sale Order”). GenOn Noteholders (as defined in the Plan) holding over 50% of the GenOn Notes (as defined in the Plan) are supportive of, and have consented to, the transactions contemplated by the Purchase Agreement as a third party sale transaction under the Plan. The Purchase Agreement also includes an exclusivity provision whereby Seller and GenOn have agreed that they and their Affiliates, and their and their Affiliates’ respective representatives, will not, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to any person other than the Purchaser, concerning the sale of the Choctaw Facility, or enter into any agreement with respect thereto with any person other than the Purchaser.

Additionally, the closing of the transactions contemplated by the Purchase Agreement is subject to other customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approvals of the Federal Energy Regulatory Commission and the Mississippi Public Service Commission. In addition, in connection with entry into the Purchase Agreement, the existing Long-Term Service Agreement (“Existing LTSA”) between Seller and GE International, Inc. (“GE”) with respect to Choctaw will be amended and GenOn has agreed to pay on September 25th, 2018, $35.6 million to reduce the current amounts owed under the Existing LTSA in respect of certain upgrades and conversions, except for such amount due under GE’s proofs of claim (Claim Nos. 1369 and 1415) in the amount of $3,047,923.39.  As of June 30, 2018, GenOn held on its balance sheet a liability of approximately $76.6 million in respect of the upgrades and conversions undertaken under the Existing LTSA, and the $35.6 million payment will reduce such balance sheet liability. The amendment to the Existing LTSA will also reduce the variable fee payable by GenOn to GE during the term of the Existing LTSA. The Purchaser and GE have agreed to further restate to the Existing LTSA as part of the Purchaser’s acquisition of Choctaw, at closing.

Subject to the satisfaction of closing conditions described in the Purchase Agreement, the transaction is expected to close in the third quarter of 2019.

The Purchase Agreement contains certain customary termination rights, including (i) by mutual consent of the Purchaser, GenOn and the Seller, (ii) by any of the Purchaser, GenOn or the Seller if the closing of the transaction has not occurred by August 21, 2020, (iii) by any of the Purchaser, GenOn or the Seller if a court has entered a final order prohibiting the transaction, (iv) by any of the Purchaser, GenOn or the Seller in the event of an uncured breach by the other parties that would cause a failure of a closing condition at a time when the terminating party is not in breach of the Purchase Agreement, (v) by Seller or Purchaser if the Choctaw Facility is damaged beyond repair prior to closing, (vi) by Seller, upon written notice to Purchaser, if Purchaser is or becomes bankrupt, and (vii) by Seller or Purchaser, upon written notice to the other, if Seller has not procured certain gas transportation capacity arrangements assignable to the Purchaser at the Choctaw closing.

For three years, GenOn is responsible for any obligations imposed upon Seller by the Purchase Agreement or losses arising from any breach by Seller of the Purchase Agreement. Other than in respect of GenOn’s guarantee, the Purchase Agreement and the agreements, documents and certificates contemplated thereby, there are no material relationships between the Seller, GenOn and their affiliates and the Purchaser and its affiliates.

Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to GenOn related to the sale.

The summary description of the transaction is qualified by reference to the Purchase Agreement, which is filed as an exhibit to this report and incorporated herein by reference.

The Purchase Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about GenOn, Seller or their respective subsidiaries and affiliates or their respective businesses. The Purchase Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties were made solely for the benefit of the other parties to each such agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreements, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to securityholders and (d) were made only as of the date of the agreement and the closing date (or such other date or dates as may be specified in the agreement). Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GenOn, the Seller, their respective subsidiaries and affiliates or their respective businesses.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of GenOn and its subsidiaries. This forward-looking information was, when made, based on current expectations and projections about future events. Readers are cautioned that forward-looking information is not a guarantee of future performance or results and involves substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn may differ materially from that expressed or implied by such forward-looking information. GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn and the transaction described in the Item 1.01 are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement by and between NRG Wholesale Generation LP, as Seller, GenOn Energy, Inc., as Seller Parent Guarantor, and Entergy Mississippi, Inc., as Purchaser, dated as of August 21, 2018. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted and GenOn Energy, Inc. agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer